PRIME TIMBERLANDS HIGH-DEMAND MILL MARKETS SUPERIOR STEWARDSHIP FOURTH QUARTER 2021 Investor Presentation

FORWARD-LOOKING STATEMENTS This presentation contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as "may," "will," "expect," "intend," "anticipate," "estimate," "believe," "continue," or other similar words. However, the absence of these or similar words or expressions does not mean that a statement is not forward-looking. Forward-looking statements are not guarantees of performance and are based on certain assumptions, discuss future expectations, describe plans and strategies, contain projections of results of operations or of financial condition or state other forward-looking information. Forward-looking statements in this presentation include, but are not limited to, that we seek to capture the highest value per acre and to generate sustainable yields through disciplined management and superior stewardship of its exceptional resources; that we expect to capitalize on increasing housing and repair/remodel demand which should lead to higher lumber and OSB consumption and better pricing; that we will seek to grow Adjusted EBITDA and long-term NAV through stepped up timberland acquisitions while continuing to adhere to our stringent underwriting criteria; that will seek additional income-generating and value creation opportunities from environmental initiatives that could represent up to 20% of future cash available for distribution; that we will diversify our sources of Adjusted EBITDA; that we ensure good stewardship of the environment; that the improving overall asset quality and increasing share of sawtimber in our harvest mix enhances prospects for future revenue growth; that recent significant mill investment should lead to greater, near-term price appreciation; that U.S. South pine demand metrics continue to increase through 2025; that through disciplined management and superior stewardship, we seek to maximize stable and growing cash flow through all phases of the business cycle; that strong relationships and supply agreements help secure dependable outlets for CatchMark harvests; that due to unprecedented retail demand, timberland sales are expected to range between 2% and 3% of fee timberland acreage; that we seek to maintain balance sheet flexibility for opportunistic investments and to manage potential revenue volatility with an aim to lower overall leverage in the near-term; our ESG ambitions; and our guidance with respect to our anticipated 2022 results. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations, including, but not limited to (i) the supply of timberlands available for acquisition that meet our investment criteria may be less than we currently anticipate; (ii) we may be unsuccessful in winning bids for timberland that are sold through an auction process; (iii) we may not be able to access external sources of capital at attractive rates or at all; (iv) potential increases in interest rates could have a negative impact on our business; (v) timber prices may not increase at the rate we currently anticipate or could decline, which would negatively impact our revenues; (vi) we may not generate the harvest volumes from our timberlands that we currently anticipate; (vii) the demand for our timber may not increase at the rate we currently anticipate or could decline due to changes in general economic and business conditions in the geographic regions where our timberlands are located, including as a result of the COVID-19 pandemic and the measures taken as a response thereto; (viii) a downturn in the real estate market, including decreases in demand and valuations, may adversely impact our ability to generate income and cash flow from sales of higher-and-better use properties; (ix) we may not be able to make large dispositions of timberland in capital recycling transactions at prices that are attractive to us or at all; (x) our dividends are not guaranteed and are subject to change; (xi) the markets for carbon sequestration credits, wetlands mitigation banking and solar projects are still developing and we maybe unsuccessful in generating the revenues from environmental initiatives that we currently expect or in the timeframe anticipated; (xii) our share repurchase program may not be successful in improving stockholder value over the long-term; (xiii) our joint venture strategy may not enable us to access non- dilutive capital and enhance our ability to make acquisitions; and (xiv) the factors described in Part I, Item 1A Risk Factors of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and our other filings with Securities and Exchange Commission. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this presentation. We undertake no obligation to update our forward-looking statements, except as required by law. 2

TABLE OF CONTENTS In this presentation (1) “CatchMark” refers to CatchMark Timber Trust, Inc., a Maryland corporation that has elected to be taxed as a real estate investment trust (NYSE: CTT), (2) “Triple T” refers to TexMark Timber Treasury, L.P., a Delaware limited partnership that is a joint venture that was managed by CatchMark and in which CatchMark held a common limited partnership interest through October 14, 2021, (3) “Dawsonville Bluffs” refers to Dawsonville Bluffs, LLC, a Delaware limited liability company that is a joint venture managed by CatchMark and in which CatchMark holds a 50% limited liability company interest, and (4) “IPO” refers to CatchMark’s initial listed offering in December 2013. 3 SECTION PAGE CatchMark Overview 4 Strategic Priorities to Drive Growth 11 Prime Timberlands 18 High-Demand Mill Markets 23 Superior Stewardship 29 Capital Strategy 36 Commitment to ESG Best Practices 39 Summary 47 Appendix 50

4 C A T C H M A R K O V E R V I E W

M a x i m i z i n g V a l u e o f E x c e p t i o n a l T i m b e r l a n d s t h r o u g h S u p e r i o r S t e w a r d s h i p

THREE PILLAR BUSINESS MODEL 6 PRIME TIMBERLANDS HIGH-DEMAND MILL MARKETS SUPERIOR STEWARDSHIP Acquiring and owning prime timberlands through prudent and disciplined allocation of capital Expanding acquisition activity and harvest operations in leading mill markets in the U.S. South, the nation’s premier timber basket Optimizing results through disciplined management, which historically has produced industry-leading productivity on a per-acre basis, and the value realization of environmental initiatives STRATEGIC FOCUS DRIVES STABLE AND PREDICTABLE CASH FLOW CatchMark (NYSE: CTT) invests in prime timberlands located in the nation’s leading mill markets, seeking to capture the highest value per acre and to generate sustainable yields through disciplined management and superior stewardship of its exceptional resources.

KEY FACTS

CatchMark

FIRST PURE-PLAY TIMBER REIT
Simple strategy focused entirely on investing in and managing timberlands

U.S. South Focused
369,700 acres

STRONG balance sheet
SOLID capital position
AMPLE liquidity

Ample Liquidity:
$276.6 MILLION

2021 Total Distributions Paid:
$23.3 MILLION
68% CAD payout ratio

100%
of timberlands located in
TOP 7 MARKETS

HIGHEST
HARVEST PRODUCTIVITY & HARVEST EBITDA
per acre (U.S. South)

Significant
PRICING PREMIUMS
over Southwide averages

DELIVERED WOOD SALES:
72%
of total timber sales volume

Superior
SITE INDEX: 75

INDUSTRY LEADING
Customers/End Users

STRATEGIC PROXIMITY TO MILLS:
38 MILES
Average Haul Distance

4:1
Four seedlings planted for every tree harvested

POSITIVE
NET CARBON IMPACT
(MtCO2e/year)
1.15 Million
(2020)

100% SUSTAINABLE FORESTRY INITIATIVE
SFI-00104
SFI Certified

50% Executive Officers | **57%** All Employees
are **WOMEN**

As of or for the year ended December 31, 2021 unless otherwise noted.

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PRIME TIMBERLANDS, PREMIER MARKETS, SUPERIOR STEWARDSHIP

CatchMark

STRATEGIC FOCUS DRIVES PREDICTABLE AND SUSTAINABLE PERFORMANCE

PRIME TIMBERLANDS

PRODUCES DURABLE REVENUE GROWTH

- **Industry Leading Productivity**: Highest productivity per acre among peers while maintaining consistent per acre stocking.
- **Top Markets:** 100% of CatchMark's timberlands located in top seven markets and 63% located in top three markets.
- **New Investments Targets:**
  - Near-term cash accretion and/or long-term accretive portfolio attributes
  - Bolt-on existing portfolio transactions
  - Potential for environmentally-focused income opportunities.

HIGH-DEMAND MILL MARKETS

PROVIDES RELIABLE OUTLET FOR AVAILABLE MERCHANTABLE INVENTORY

- **Higher Pricing**: 17% and 14% increase in pulpwood and sawtimber pricing, respectively.
- **Significant Pricing Premiums**: Realized significant premiums over U.S. South-wide averages - 54% and 20% for pulpwood and sawtimber, respectively.
- **Mill Market Advantages**: Market depth and customer diversity provides ability to manage through pandemic-related disruptions, seasonal mill outages and inclement weather.

SUPERIOR STEWARDSHIP

GENERATES SUSTAINABLE YIELDS THROUGHOUT THE BUSINESS CYCLE

- **Supply Agreements:** Creditworthy, blue-chip customers provide a steady revenue stream - 41% of 2021 total pulpwood harvest volume sold under supply agreements.
- **Delivered Wood Model:** Allows better control of supply chain, producing more stable cash flows with greater visibility - 72% of total timber sales volume.
- **Environmental Sustainability:** Maintain SFI certification for all fee timberlands; issued inaugural ESG and Carbon reports.

As of December 31, 2021.

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DEMAND DRIVERS Source: Forest Economic Advisors 0 50 100 150 200 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 New Residential Construction Residential Improvements Industrial Production Nonresidential Construction US Wood Products Consumption by End-Use Sector Million m3 CatchMark expects to capitalize on increasing housing and repair/remodel demand driven by demographic and aging housing trends which should lead to higher lumber and OSB consumption and better pricing. 9 0 5 10 15 20 25 08 09 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 Lumber Plywood Pulp OSB Other Stronger Demand Will Push Southern Sawtimber Demand Higher BBF Int'l 1/4" 0 0.5 1 1.5 2 2.5 00 02 04 06 08 10 12 14 16 18 20 22 24 Single-Family Multifamily 5-Year Moving Average US Housing Starts Recovery Still Has Years to Run Starts in M Approximately 75% of housing starts comprised of single-family homes, using 3-5x the amount of wood. 0 50 100 150 200 250 300 350 0 5 10 15 20 25 30 00 02 04 06 08 10 12 14 16 18 20 22 24 Drain Growth Inventory U.S. South Sawtimber Inventory StabilizesGrowth and Drain, BBF Int'l 1/4" Inventory, BBF Int'l 1/4"

100% COMMITTED TO ESG BEST PRACTICES

CatchMark

CatchMark is committed to incorporating sustainable practices into operations, seeking to produce more profitable and beneficial results for all stakeholders. In addition, Environmental, Social and Governance (ESG) initiatives are integrated into all business and management practices.

ENVIRONMENTAL



Our dedication to environmental stewardship is evidenced by our strong commitment to sustainable forestry. CatchMark's expansive environmental policies address:

- Forest certifications and best management practices
- Wildlife conservation
- Soil and water
- Chemical usage
- Fire management
- Climate change
- Contractor training and certification

SOCIAL



CatchMark focuses on ensuring a safe and healthy workplace. We provide high-quality benefits to our employees, including healthcare and wellness initiatives, time-off for volunteering, and a charitable matching program. We also provide regular training opportunities and have established a scholarship program for children of employees.

- CatchMark values diversity in the workplace: 50% of our executive officers are women and 57% of all employees are women
- 24% of our employees are members of an ethnic or racial minority

GOVERNANCE



Corporate governance policies promote the long-term interests of stockholders based on accountability, integrity and trust.

- Programs and policies aimed at advancing ESG and engaging stakeholders
- Strict code of business conduct and ethics
- Whistleblower policy
- Other expansive policies that address: Election of directors, risk oversight, political contributions, conflicts of interest

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11 S T R A T E G I C P R I O R I T I E S T O D R I V E G R O W T H

STRATEGIC PRIORITIES 12 CatchMark is focused on our tested and proven business model with a clear track to generate long-term growth. DISCIPLINED ACQUISITIONS OF PRIME TIMBERLANDS • Grow Adjusted EBITDA and long-term NAV through stepped-up timberland acquisitions while continuing to adhere to our stringent underwriting criteria. ENVIRONMENTAL INITIATIVES • Recognizing the key role that forests play in protecting the environment, seek environmentally-focused income opportunities ‒ Carbon sequestration ‒ Wetlands mitigation banking ‒ Solar projects

DISCIPLINED GROWTH THROUGH ACQUISITIONS OF PRIME TIMBERLANDS

CatchMark

CatchMark will seek to grow Adjusted EBITDA and long-term Net Asset Value through stepped-up timberland acquisitions while continuing to adhere to our stringent underwriting criteria.

Acquisition Focus

- Execute transactions in the $5 million to $50 million range
- Focus in and around leading U.S. South mill markets where we already have a major presence, building additional scale at the local-level
- Maintain our industry-leading Harvest EBITDA per acre while maintaining stable merchantable inventory per acre
- Seek high allocation of pine plantations with strong site indices and above average operability

Transaction Characteristics

- Near-term cash accretive: Secure high merchantable stocking levels with an older average age
- Long-term accretive portfolio attributes: Deals that complement long-term portfolio objectives that balance portfolio age class distribution and productivity
- Potential for providing environmentally-focused income opportunities

Targeted Areas



13

PROVEN TRACK RECORD OF ACQUISITIONS 14 To further its growth trajectory, CatchMark is fully engaged in seeking investment opportunities and has a proven track record of acquisitions throughout the U.S. South. HISTORICAL ACQUISITIONS UNDER $50M 2014 – 2021 # of Deals: 20 Total Acres: 143,147 Total Price: $270.9M Average deal price: $13.5M Average acres: 7,200 $/Acre: $1,893 Total Stocking (Tons): 7.3M Stocking (Tons/Acre): 51 Seeing active deal opportunities in target markets in U.S. South with overall deal activity expected to grow over next two to three quarters

DISCIPLINED ACQUISITION PROCESS

CatchMark

CatchMark employs a disciplined five-step process in analyzing and assessing potential new investments to help ensure prudent decision making and successful long-term outcomes.

1. MILL/ MARKET STUDY

- Growth/drain ratios
- Mill consumption and end-use products
- Cost curves of mills

2. MODELING/ ANALYSIS

- Comp sales analysis
- Harvest modeling and DCF analysis with management cost and CAPEX assumptions, reviewing:
  - Stocking levels and age class distribution
  - Allocation of pine plantation acres
  - Site Index
  - Operability
  - Harvest Variability
  - CAD yield & IRR analysis
  - Harvest EBITDA / Acre
  - Wood/Fiber Supply Agreements
  - Environmental Opportunities

3. FIELD DUE DILIGENCE

- Detailed inventory measurement, verification
- Evaluate site productivity and historical management

4. UPDATE MODELING/ ANALYSIS

- Update all analyses following field due diligence

5. FORMALIZED APPROVAL

- Rigorous review by and necessary approval from Executive Committee and Board of Directors

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ENVIRONMENTAL INITIATIVES 16 CARBON SEQUESTRATION SOLAR WETLANDS MITIGATION BANKING Execute carbon offset projects on lower operability, non-core tracts Advance solar leasing initiatives which help produce energy and reduce greenhouse emissions in a sustainable manner Identify and execute on wetlands mitigation banking opportunities in existing portfolio and future acquisitions CatchMark will seek additional income-generating and value creation opportunities from environmental initiatives that could represent up to 20% of future cash available for distribution.

EVOLUTION OF ADJUSTED EBITDA

CatchMark

Planned growth path highlights CatchMark's diversifying Adjusted EBITDA from harvest operations, real estate and environmental initiatives.

Adjusted EBITDA Breakdown[1]

Near-to-Mid-Term Targets



Harvest
Real Estate
Investment Management
Environmental Initiatives

Long-Term Targets



Harvest
Real Estate
Investment Management
Environmental Initiatives

1. Excluding Corporate/Non-Allocated.

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P R I M E T I M B E R L A N D S 18

PRIME TIMBERLANDS 19 As of or for the year ended December 31, 2021. Acreage as of December 31, 2021 Alabama 67,200 Georgia 232,900 South Carolina 69,600 TOTAL 369,700 Our portfolio comprises 369,700 acres of timberland located in the nation’s best timber markets in the U.S. South, where we implement our sustainable harvesting strategy to produce durable yields while ensuring good stewardship of the environment. WHAT WE GROW: 72% PINE BY ACREAGE INVENTORY VOLUME: 54% SAWTIMBER / 46% PULPWOOD TONS OF MERCHANTABLE TIMBER: 14.6 million AVERAGE PINE PLANTATION AGE: 12 AVERAGE SITE INDEX: 75 DELIVERED WOOD SALES: 70% / STUMPAGE: 30% STRATEGIC PROXIMITY TO MILLS: 38 MILES - AVERAGE HAUL DISTANCE CATCHMARK HAS THE HIGHEST HARVEST PRODUCTIVITY AND HARVEST EBITDA PER ACRE AMONG ITS PEERS

IMPROVED U.S. SOUTH TIMBERLAND ASSETS 20 CatchMark has significantly improved timberland asset quality and enhanced productivity through silviculture techniques, acquisitions and sales that increase overall merchantable tons per acre and sawtimber mix. • Acquired 266,900 of fee acres for $638.3 million. • Increased merchantable inventory by 11.8 million tons1. • Acquired high-quality assets: • Average 44 tons per acre merchantable inventory • 75% pine plantation by acreage • 54% sawtimber by tons (more valuable product due to higher pricing than pulpwood) • Improved average site index for inventory from 68 to 75. • Higher site index generates greater harvest yields • Deployed genetically-improved seed stock • 80% of replanted acres utilized 2nd generation or better genetically-improved seedlings As of 12/31/2021. 1. As of the respective acquisition date. 2. As of 1/1 of each year and includes biological growth. 35% 40% 45% 50% 55% 2014 2015 2016 2017 2018 2019 2020 2021 2022 Increased Sawtimber Mix2Sawtimber % 0% 5% 10% 15% 20% 25% 30% <50 50-54 55-59 60-64 65-69 70-74 75-79 80-84 85-89 90+ 1/1/2014, Avg SI=68 1/1/2022, Avg SI=75 % Pine Plantation Acres – Site Index Distribution

SUPERIOR HARVEST PRODUCTIVITY IN U.S. SOUTH 21 CatchMark delivers the highest productivity per acre among its peers, diversified age profile and consistent stocking per acre through prime acquisitions and sustainable forest management. As of 12/31 or for the year ended on 12/31 of each year. Source: Company 10-K filings. Southern timberland only. CatchMark, Weyerhaeuser, and Rayonier use the same definition of merchantable age on Southern timber. Weyerhaeuser’s productivity is calculated using fee harvest volume over fee acres (total harvest volume on all acres not publicly disclosed). 1. 2020 harvest tons per acre includes 0.1 million tons harvested under a timber reservation entered into in connection with the capital recycling disposition of our Southwest portfolio in late 2018. This timber reservation expired in late 2020. 2. Acres presented in the graph includes fee timberland only, excludes 10,500 acres of non-forest land. 3. Natural Pine and Hardwood represents acres that have been seeded by standing older pine trees near the site through the natural process of seeds dropping from the cones of the older trees. Natural pine sites generally include some mix of natural occurring hardwood trees as well. 4. Pine Plantation represents acres planted or to be planted with pine seedlings to maximize the growth potential and inventory carrying capacity of the soils. Planted pine acre inventory is devoted to pine species only. 2.5 3.0 3.5 4.0 4.5 5.0 5.5 6.0 2014 2015 2016 2017 2018 2019 2020 2021 CTT WY RYN PCH Harvest Tons / Acre Harvest Productivity1 30 35 40 45 50 55 2014 2015 2016 2017 2018 2019 2020 2021 CTT WY RYN PCH Stocking Tons / Acre Stocking 0 20,000 40,000 60,000 80,000 0-2 3-5 6-8 9-11 12-14 15-17 18-20 21-23 24+ Natural Pine and Hardwood Acre Pine Plantation Acre Forest Age Class Profile (Pine) As of 12/31/2021 Acres2 3 4

0% 10% 20% 30% 2014 2015 2016 2017 2018 2019 2020 2021 MARKET OUTPERFORMANCE - PRICING PREMIUMS 22 As of 12/31/2021 unless noted otherwise. 1. CTT markets: AL2, GA2, SC2 2. Price represents simple average prices as reported by TimberMart-South. 3. Includes chip-n-saw and sawtimber. CTT Markets1 Premium Over Non-CTT Markets Avg Premium = $2.24 Current Premium = $2.19 20% 30% 40% 50% 60% 2014 2015 2016 2017 2018 2019 2020 2021 Avg Premium = $3.13 Current Premium = $4.21 0% 10% 20% 30% 40% 2014 2015 2016 2017 2018 2019 2020 2021 Pine Sawtimber2 Avg Premium = $2.62 Current Premium = $3.30 Pine Pulpwood2 Pine Chip-N-Saw2 CURRENT CATCHMARK PRICING PREMIUMS VS TIMBERMART-SOUTH Pulpwood + 54% Sawtimber3 + 20%

H I G H - D E M A N D M I L L M A R K E T S 23

HIGH-DEMAND MILL MARKETS

CatchMark

CatchMark strategically invests in the U.S. South, the largest active wood basin in the world, located near leading mill markets to facilitate strong relationships with customers and secure reliable outlets for harvests.

- Mills cluster near prime timberlands where CatchMark invests by design.
- Ongoing mill expansions and greenfield projects promise to ramp up demand further, reduce supply and increase prices over time.
- Significant presence of leading lumber producers provides access to creditworthy counterparties.
- Access to forester pools provides competitive labor costs.
- Proximity to transport routes and mills creates cost efficiencies from shorter haul distances.

Market	Ranking	CTT Acres[1]	% of CTT
Georgia 2	#3	232,900	63%
South Carolina 2	#6	67,200	18%
Alabama 2	#7	69,600	19%
		369,700	**100%**

100% OF CATCHMARK'S TIMBERLANDS ARE LOCATED IN THE TOP SEVEN MARKETS[1]

1. By acreage as of 12/31/2021. Source: TimberMart-South. Represents simple averages of quarterly state and submarket stumpage prices through 2021 as reported by TimberMart-South. Ranking calculated using 60% of each market's pine pulpwood pricing and 40% of each market's pine sawtimber pricing.

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HIGH-DEMAND MILL MARKETS WITH STRONG FUNDAMENTALS 25 CatchMark targets investments in markets with favorable current and long-term supply/demand fundamentals. Source: Forisk Consulting LLC, February 2022.

NEW U.S. SOUTH MILL INVESTMENT 26 Recent significant mill investment has concentrated in regions with significant supply overhang as well as near better labor markets and/or end-user markets; such investment should lead to greater, near-term price appreciation for proximate CatchMark holdings. Source: Forisk Consulting LLC, February 2022. Capital Investments (2016 – 2021) South: $23.5 Billion North: $7.6 Billion West: $4.3 Billion 0 2,000 4,000 6,000 8,000 10,000 2016 2017 2018 2019 2020 2021 South North West Capital Investments in Wood-Using Assets $ Millions

GROWING DEMAND IN CATCHMARK MARKETS 27 Source: Forisk Consulting LLC, February 2022. CURRENT DEMAND # of Mills Consumption (M tons) Pulpwood 41 13.0 Pine Grade 66 8.4 TOTAL 107 21.4 INCREMENTAL DEMAND # of Mills Consumption (M tons) Pulpwood 1 0.2 Pine Grade 0 0.5 TOTAL 1 0.7 COASTAL CURRENT DEMAND # of Mills Consumption (M tons) Pulpwood 39 9.1 Pine Grade 57 8.6 TOTAL 96 17.7 INCREMENTAL DEMAND # of Mills Consumption (M tons) Pulpwood 1 0.3 Pine Grade 1 1.0 TOTAL 2 1.3 SOUTH CENTRAL CURRENT DEMAND # of Mills Consumption (M tons) Pulpwood 56 11.4 Pine Grade 66 9.3 TOTAL 122 20.7 INCREMENTAL DEMAND # of Mills Consumption (M tons) Pulpwood 2 1.0 Pine Grade 0 0.3 TOTAL 2 1.3 MID-ATLANTIC Note: New mills includes East Alabama Lumber reopening. Note: New mils includes West Fraser reopening the Fairfax, SC OSB mill.

U.S. SOUTH DEMAND INCREASES THROUGH 2025 28 U.S. South pine demand metrics continue to increase through 2025. Source: Forisk Consulting LLC, April 2020.

S U P E R I O R S T E W A R D S H I P 29

SUPERIOR STEWARDSHIP THROUGH DISCIPLINED MANAGEMENT 30 Through disciplined management and superior stewardship, we seek to maximize stable and growing cash flow through all phases of the business cycle and have outperformed industry peers significantly on a Harvest EBITDA per acre basis . 1. See definition of Adjusted EBITDA, a non-GAAP measure, reconciliation of net income (loss) to Adjusted EBITDA and Adjusted EBITDA by Segment in Appendix. NCREIF data includes all segments of EBITDA. • Actively manage timberlands to realize maximum organic growth and harvest profitability through sustainable practices • Utilize best-in-class foresters to manage holdings • Proactively manage customers and prospective end-users • Maximize revenues by strategically utilizing: • Supply agreements • Delivered wood sales • Harvest mix • Identify, prioritize and market HBU property sale • Divest non-core timberlands • Generate non-timber revenue from: • Environmental initiatives: carbon sequestration, wetlands mitigation banking, solar projects • Hunting/recreational leases • Asset management $35 $40 $45 $50 $55 $60 $65 $70 $75 $80 $85 2015 2016 2017 2018 2019 2020 2021 INDUSTRY OUTPERFORMANCE U.S. South Harvest EBITDA1 Per Acre (2015 - 2021) CTT RYN WY PCH NCREIF SIGNIFICANTLY OUTPERFORMS INDUSTRY PEERS ON A HARVEST EBITDA PER ACRE BASIS IN U.S. SOUTH

DELIVERED WOOD SALES ADVANTAGES 31 CatchMark’s emphasis on delivered wood sales—72% of total timber sales volume—to creditworthy counterparties, keeps better control of supply chain, producing more stable cash flows with greater visibility. • Delivered wood sales allow CatchMark to direct the harvesting/ delivering of wood to end-users. • CatchMark works in concert with loggers to secure more profitable outcomes. • By focusing activity in top-tier mill markets and using delivered sales, CatchMark establishes direct relationships with leading end-users and becomes a preferred supplier. • With a finite number of loggers to work with, our model helps control our supply chain. Loggers benefit from higher utilization rates — mitigating our risk and theirs. 0% 20% 40% 60% 80% 100% 2014 2015 2016 2017 2018 2019 2020 2021 Delivered % of total volume Stumpage % of total volume Delivered Wood Sales Volume Delivered Wood Sales as % of Total Volume 2016 2017 2018 2019 2020 2021 CTT 64% 74% 80% 71% 63% 72% RYN1 39% 34% 40% 33% 41% 40% Delivered Wood Sales of Pure-Play Timberland REITs 1. Source: Rayonier, 2021 10-K.

INDUSTRY LEADING CUSTOMERS/END USERS

CatchMark

Strong relationships and supply agreements with leading lumber producers and paper/packaging manufacturers help secure dependable outlets and pricing for CatchMark's harvests.

Relationships with the following companies account for 67% of CatchMark's annual timber sales revenue[1]:

Canfor	Top five lumber producer in North America.
Georgia-Pacific	Top 10 lumber producer in North America, #3 pulp/paper producer in the U.S.
Interfor	Top five lumber producer in North America.
International Paper	World's largest pulp and paper company.
M.C. Dixon	Leading regional producer of SYP lumber.
New-INDY	Regional leader in lightweight linerboard production.
West Fraser	Top five lumber producer in North America.
WestRock	2nd largest American packaging company.

1. For the year ended December 31, 2021.

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LONG-TERM SUPPLY AGREEMENTS

CatchMark

CatchMark employs long-term supply agreements with creditworthy mill operators, establishing stable baseload demand and corresponding cash-flow visibility, lowering risk in down markets and providing inflation protection.

- Initial agreement terms range between 10 and 25 years.
- Quarterly pricing adjustments capture market pricing.
- Agreements include fuel pricing adjustments, mitigating impact from inflation.
- Effectively all volume is pulpwood.
- 95% of CatchMark acres in regions covered by agreements are located close to mills (within a 75-mile radius).

41%

of 2021 Total Pulpwood Harvest Volume from Supply Agreements with:

	International Paper (IP)	WestRock (WRK)
Net Sales	\$19.4B[1]	\$18.7B[2]
Credit Rating[3]	Moody's: Baa2 S&P: BBB	Moody's: Baa2 S&P: BBB
Mill Type	Pulp/Paper	Consumer packaging, lumber
Uses	Healthcare, printing, writing, consumer products	Food, beverage, merchandising displays, building products
Demand Outlook	Stable	Stable

1. For fiscal year ended 12/31/2021.
2. For fiscal year ended 9/30/2021.
3. As of 2/24/2022.

33

VALUE CHAIN 34 Once we harvest our trees, we replant within a period of one year. Harvested trees are transported, processed and utilized in a variety of uses, which in many cases transfers a portion of the carbon contained within the trees into its end-uses where it is stored. Building Materials 49% Paper and Packaging 51%

LAND SALE STRATEGY SUPPLEMENTS PORTFOLIO RETURNS 35 In light of unprecedented retail demand, annual timberland sales are expected to range between 2% and 3% of fee timberland acreage. 1. Excludes value of timber reservations. 2. Stocking refers to merchantable timber inventory per acre. CatchMark considers 15-year or older pine as merchantable. Disposition Strategy • Sales price per acre increased more than 10% over 2020 despite lower stocking characteristics due to unprecedented retail demand. • Targeted potential sales include tracts: ̶ With low merchantable volume, high bottomland components, or access/operability issues ̶ With little to no near-term income ̶ Lacking proximity to other holdings ̶ Which are non-contiguous and where a parcel split could increase HBU potential and create a superior timber parcel Land Sales Data 2016 2017 2018 2019 2020 2021 Price per acre1 $1,718 $1,924 $2,064 $1,920 $1,689 $1,867 Margin1 17% 29% 23% 14% 21% 31% Stocking (tons/acre)2 20 27 26 37 26 21 Premium (Discount) of Stocking to CTT Portfolio Avg at 1/1 each year (51%) (36%) (38%) (14%) (38%) (49%) Pine Stocking (tons/acre)2 8 14 19 12 14 8 Premium (Discount) of Pine Stocking to CTT Portfolio Avg at 1/1 each year (70%) (48%) (31%) (56%) (48%) (69%) 0.0% 0.5% 1.0% 1.5% 2.0% 2.5% $6,000 $8,000 $10,000 $12,000 $14,000 $16,000 $18,000 $20,000 2016 2017 2018 2019 2020 2021 Land Sales $ % of Fee Acre Land Sale Revenue and Acres Sold Thousands

C A P I T A L S T R A T E G Y 36

SOLID CAPITAL POSITION 37 CatchMark’s stronger balance sheet, solid capital position, ample liquidity and significantly lower leverage support ongoing operations and growth initiatives. Source: 2020 Company filings. 1. As of 12/31/2021. 2. See definition of Cash Available for Distributions (CAD), a non-GAAP measure, in Appendix. See Appendix for our reconciliation of cash provided by operating activities to CAD. 3. Excludes special dividend made related to the Potlatch Deltic merger to satisfy distribution requirements under the REIT rules. CAD2 Payout Ratio 2017-2021 Average CTT 77% RYN 77% WY 91% PCH 76%3 STRONG BALANCE SHEET, SOLID CAPITAL POSITION, AMPLE LIQUIDITY $0 $50 $100 $150 $200 $250 $300 Acquisition facilities LOC Cash $276.6M Millions Liquidity $218.6M $35M $23.0M Credit Facilities and Maturity Schedule1 Total Credit Facilities of $553.6 Million Weighted-Average Life of Outstanding Debt is 3.8 YearsMillions $150M Acquisition Facility $35M LOC $68.6M Term Loan $84.7M Term Loan $125.6M Term Loan $89.7M Term Loan $0 $50 $100 $150 $200 2022 2023 2024 2025 2026 2027 Debt Available Outstanding No debt maturities until late 2024. Well-laddered maturity schedule.

CAPITAL STRATEGY 38 CatchMark seeks to maintain balance sheet flexibility for opportunistic investment and to manage through potential revenue volatility with an aim to lower overall leverage in the near-term. 1. Calculated using trailing twelve-month Adjusted EBITDA divided by trailing twelve-month cash paid for interest as of 12/31/2021. This calculation differs from the calculation of the fixed charge ratio covenant under our credit facilities and should not be viewed as an indication of compliance with such covenant. 2. Net debt equals outstanding borrowings net of cash on hand as of 12/31/2021. 3. Trailing twelve-month Adjusted EBITDA as of 12/31/2021. 4. Adjusted EBITDA is a non-GAAP measure. See page 53 for the reconciliation of net income (loss) to Adjusted EBITDA. 5. Enterprise value is based on equity market capitalization as of 12/31/2021 plus net debt. 6. After consideration of effects of interest rate swaps and patronage refund as of 12/31/2021. 7. As of 12/31/2021. Capital Allocation Priorities • Maintaining healthy liquidity and ample working capital • Maintain stable, attractive debt profile • Identifying strategic acquisitions and environmentally-focused income opportunities • Deliver fully-covered quarterly dividends • Opportunistically make share repurchases Capital Sources • Competitive and flexible debt; utilize active interest rate risk management strategy to target the mix of fixed and floating borrowings • Public sale of stock or other securities • Tax-advantaged UPREIT partnership units • Partnerships to access private equity • Redeploy capital recycling proceeds into higher- yielding timberlands fitting strategic objectives Credit Metrics Fixed charge coverage ratio1 4.5x Net Debt2/Adjusted EBITDA3,4 5.6x Net Debt2/Enterprise value5 39% Weighted average cost of debt6 2.92% Interest rate mix7 Fixed: 92% / Floating: 8% Net Debt-to-Adjusted EBITDA Reduced leverage by $260M or 45% since Triple T and Bandon initial investments 0.0 2.0 4.0 6.0 8.0 10.0 12.0 Q1 16 Q3 16 Q1 17 Q3 17 Q1 18 Q3 18 Q1 19 Q3 19 Q1 20 Q3 20 Q1 21 Q3 21 7.2x Capital Recycling of $20.9M. 4.8x Bandon and Oglethorpe capital recycling dispositions and Triple T exit $200M Triple T Investment Public Equity Raises of $129M paired with $72M of Direct Acquisitions Capital Recycling of $105M paired with $90M of Direct Acquisitions and $3M of Share Repurchases $129M of Direct Acquisitions Capital Recycling of $25.4M and full year of asset management fees from Triple T. 7.8x

C O M M I T M E N T T O E S G B E S T P R A C T I C E S 39

OUR COMMITMENT TO ESG BEST PRACTICES 40 We have outlined the following core principles that underscore CatchMark’s dedication to ESG: 1. Adhere to environmental, social, health and safety laws, regulations and standards. 2. Promote environmental protection, enhance biodiversity and conservation and meet the highest standards in forestry, measured through forest certification. 3. Respect and promote human rights in accordance with the UN Guiding Principles on Business and Human Rights across our operations and the communities where we operate. 4. Provide and maintain a safe and healthy workplace for all workers (including vendors, contractors, temporary employees and volunteers) as well as customers, visitors and members of the public. 5. Promote the long-term interests of shareholders through comprehensive corporate governance practices including risk management/oversight; code of ethics; strict compliance with anti- corruption and bribery regulations and other applicable laws and regulations. 6. Engage in public initiatives that promote sustainability, especially those addressing climate change. 7. Promote ESG awareness among employees, contractors and throughout the supply chain. 8. Regularly communicate ESG performance and progress to stakeholders.

ESG AMBITIONS 41 • Continue to maintain 100% SFI (or other third party) certifications on all timberlands • Enhance processes to track, report and benchmark environmental data • Undertake climate change scenario analysis • Further evaluate other environmentally-friendly uses of our timberlands, i.e., carbon sequestration, wetlands mitigation banking, and solar projects • Expand environmental due diligence on all new acquisitions • Proactively engage with communities where we operate • Enhance contractor safety protocols and incident tracking • Encourage increased participation in charitable matching and employee volunteer programs • Enhance and formalize professional development opportunities for employees • Expand materiality assessment to include third-party input • Advance Enterprise Risk Assessment (ERA) system and reporting • Formalize training programs for employees and contractors with respect to our Code of Business Conduct and Ethics, ESG and Diversity and Inclusion • Recognize and commit to applicable UN Sustainable Development Goals • Expand ongoing framework and guidelines for ESG reporting GOVERNANCE ENVIRONMENTAL SOCIAL

RESPONSIBLE ENVIRONMENTAL STEWARDSHIP 42 Conscientious forest management serves investors by promoting a healthier environment and enhancing the potential market value of our timberland assets. * SFI Re-certification Audit (2021) 1. Excludes trees harvested in thinning operations. 100% ALL OUR FEE TIMBERLANDS ARE CERTIFIED SUSTAINABLE BY THE SUSTAINABLE FOREST INITIATIVE® 4:1 FOR EVERY TREE WE HARVEST, WE PLANT FOUR SEEDLINGS1 8M WE PLANTED MORE THAN 8 MILLION TREES IN 2021 65M+ SINCE 2013, WE’VE PLANTED MORE THAN 65 MILLION TREES FOREST CERTIFICATIONS All of our timberlands have been third-party audited and certified in accordance with Sustainable Forestry Initiative® (“SFI”) standards.1 WILDLIFE CatchMark is committed to providing a diverse range of habitats that benefit a variety of wildlife species within the context of intensive forest management. SOIL Our objective is to practice state-of-the-art forest management by deploying silvicultural treatments in a site-specific fashion to reduce soil limitations to tree growth and at the same time, take deliberate efforts to protect the soil from damage. WATER Forests and watersheds play a critical role in capturing, storing and filtering water used by people and wildlife. We adhere to all regulatory requirements and deploy best practices to protect the water in our forests. CLIMATE CHANGE In our evaluation of climate change, we consider the positive impact that forests have in capturing carbon, intercepting water, and stabilizing soils, thereby mitigating negative effects on the environment. We do, however, also recognize the risks to society and CatchMark from the effects of climate change and are deliberately taking steps to mitigate those risks. CONTRACTOR TRAINING AND CERTIFICATION All third-party forestry contractors are required to be trained in the appropriate Best Management Practices for logging, road building, chemical, fertilization and tree planting activities.

CATCHMARK’S FORESTS: A POSITIVE IMPACT TOWARDS CLIMATE SOLUTIONS 43

CATCHMARK'S POSITIVE NET CARBON IMPACT - 2020

CatchMark

TOTAL NET CARBON SEQUESTERED (MtCO2e/year) 1.15 Million

=

CO_2 EMISSIONS FROM[1]:

More than **129.8M** gallons of gasoline consumed.

or

1.27M+ pounds of coal burned

GREENHOUSE GAS EMISSIONS FROM[1]:

250,977 passenger vehicles driven for one year.

2.9M miles driven by an average passenger vehicle.

All data as of 12/31/2020. Extracted from CatchMark 2020 Carbon Report.

1. Source: U.S. EPA Greenhouse Gas Equivalencies Calculator. https://www.epa.gov/energy/greenhouse-gas-equivalencies-calculator

44

SOCIAL RESPONSIBILITY 45 CatchMark considers the impact of our operations on the well-being of employees, contractors, suppliers and the communities in which we operate. We also focus on ensuring a safe and healthy workplace and doing business in accordance with UN Guiding Principles on Business and Human Rights. 24% of Our Employees are Members of an Ethnic or Racial Minority 16 Hours Average Annual Training/Education per Employee 9.7% Low Average Employee Turnover OUR EFFORTS AND POLICIES AIM TO PROVIDE QUALITY BENEFITS AND DEVELOPMENT, A WORK ENVIRONMENT OF DIVERSITY AND INCLUSION, AND WAYS TO GIVE BACK IN LOCAL COMMUNITIES WHERE WE OPERATE 50% Executive Officers 57% All Employees are WOMEN

GOVERNANCE BEST PRACTICES 46 CatchMark’s corporate governance policies promote the long-term interests of shareholders. Accountability, integrity and trust are paramount at CatchMark. In addition, our overall approach to risk management preserves our business value and enables us to deliver results to our stakeholders. ACCOUNTABILITY, INTEGRITY AND TRUST ARE PARAMOUNT AT CATCHMARK Highlights of Corporate Governance Framework ̶ Annual election of all directors ̶ Average director tenure of three years ̶ Majority voting with plurality carve-out for contested elections ̶ Risk oversight by the Board and Committees ̶ Five of six directors are independent ̶ Annual Board and Committee self-evaluations ̶ Separate independent Chairman and CEO ̶ No supermajority voting ̶ Anti-hedging and anti-pledging policy ̶ No stockholder rights plan ̶ Executive officer stock ownership guidelines ̶ Stockholders have right to amend bylaws ̶ Independent director stock ownership guidelines ̶ Board diversity policy ̶ Regular executive sessions of independent directors ̶ Director continuing education policy ̶ Related person transactions policy ̶ All directors attended at least 75% of 2020 meetings ̶ Annual say-on-pay advisory votes ̶ Stockholder engagement

S U M M A R Y 47

THREE PILLAR BUSINESS MODEL 48 PRIME TIMBERLANDS HIGH-DEMAND MILL MARKETS SUPERIOR STEWARDSHIP Acquiring and owning prime timberlands through prudent and disciplined allocation of capital Expanding acquisition activity and harvest operations in leading mill markets in the U.S. South, the nation’s premier timber basket Optimizing results through disciplined management, which historically has produced industry-leading productivity on a per-acre basis, and the value realization of environmental initiatives STRATEGIC FOCUS DRIVES STABLE AND PREDICTABLE CASH FLOW CatchMark (NYSE: CTT) invests in prime timberlands located in the nation’s leading mill markets, seeking to capture the highest value per acre and to generate sustainable yields through disciplined management and superior stewardship of its exceptional resources.

HIGHLY EXPERIENCED MANAGEMENT TEAM

CatchMark's seasoned leadership provides significant industry experience and capability to help realize company objectives and growth plan.

Brian M. Davis, Chief Executive Officer and President



- More than 25 years of experience in business and financial services, and has held key roles in finance, treasury, and strategy.
- Senior Vice President and Chief Financial Officer of Wells Timberland
- Various finance roles with SunTrust Bank and CoBank, delivering capital market solutions – advisory, capital raising, and financial risk management to public and private companies.

Todd Reitz, Chief Resources Officer



- More than 20 years in the timber industry
- Atlantic South Regional Marketing Manager for Weyerhaeuser with operational oversite for all log and pulpwood production from East Alabama to Virginia
- Previous roles with Weyerhaeuser, Plum Creek and Stone Container Corporation – extensive marketing, harvesting, silviculture and business development experience across the U.S. South from East Texas to Virginia.

Ursula Godoy-Arbelaez, Chief Financial Officer



- 20 years of experience in treasury, finance, risk management and accounting with a focus on the timber and real estate industry.
- Previously company's Vice President and Treasurer, focusing on strategic planning, establishing and implementing company goals and objectives.
- Past senior financial and accounting roles at the company's predecessors, Wells Timberland Management Organization (Wells TIMO) and Wells Real Estate Funds, as well as Deloitte & Touche, LLP.

Lesley H. Solomon, General Counsel and Corporate Secretary



- Over 20 years experience in REIT industry
- Former partner with Alston & Bird
- Experience representing public and private companies and investment banks in equity and debt financings and mergers and acquisitions with a focus on real estate investment trusts and financial institutions.
- Specialist in public company compliance with SEC regulations, stock exchange policies, Dodd-Frank and Sarbanes-Oxley requirements.



John D. Capriotti
Vice President, Acquisitions



Glen F. Smith
Chief Accounting Officer
Vice President and
Assistant Secretary



Donald L. Warden
Vice President, Real Estate and Alternative Income

49

50 A P P E N D I X

DEFINITIONS OF NON-GAAP MEASURES Adjusted EBITDA: Earnings before Interest, Taxes, Depletion, and Amortization (“EBITDA”) is a non-GAAP measure of operating performance. EBITDA is defined by the SEC however, we have excluded certain other expenses which we believe are not indicative of the ongoing operating results of our timberland portfolio, and we refer to this measure as Adjusted EBITDA. As such, our Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies and should not be considered in isolation or as an alternative to, or substitute for net income, cash from operations, or other financial statement data presented in our consolidated financial statements as indicators of our operating performance. Due to the significant amount of timber assets subject to depletion, significant income (losses) from unconsolidated joint ventures based on HLBV, and the significant amount of financing subject to interest and amortization expense, management considers Adjusted EBITDA to be an important measure of our financial performance. Adjusted EBITDA has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of our results as reported under U.S. GAAP. Some of the limitations are: ‒ Adjusted EBITDA does not reflect our capital expenditures, or our future requirements for capital expenditures; ‒ Adjusted EBITDA does not reflect changes in, or our interest expense or the cash requirements necessary to service interest or principal payments on, our debt; and ‒ Although depletion is a non-cash charge, we will incur expenses to replace the timber being depleted in the future, and Adjusted EBITDA does not reflect all cash requirements for such expenses. ‒ Although HLBV income and losses are primarily hypothetical and non-cash in nature, Adjusted EBITDA does not reflect cash income or losses from unconsolidated joint ventures for which we use the HLBV method of accounting to determine our equity in earnings. ‒ Adjusted EBITDA does not reflect the cash requirements necessary to fund post-employment benefits or transaction costs related to acquisitions, investments, joint ventures or new business initiatives, which may be substantial. Due to these limitations, Adjusted EBITDA should not be considered as a measure of discretionary cash available to us to invest in the growth of our business. Our credit agreement contains a minimum debt service coverage ratio based, in part, on Adjusted EBITDA since this measure is representative of adjusted income available for interest payments. Cash Available for Distribution (CAD): Cash provided by operating activities adjusted for capital expenditures (excluding timberland acquisitions), working capital changes, cash distributions from unconsolidated joint ventures and certain cash expenditures that management believes do not directly reflect the core business operations of our timberland portfolio on an on-going basis, including costs required to be expensed by GAAP related to acquisitions, transactions, joint ventures or new business activities. 51

2022 OUTLOOK 52 All numbers shown in thousands. 1. Adjusted EBITDA is a non-GAAP measure. See Appendix for our reconciliation to net income (loss). COMPANY GUIDANCE 2022 Guidance Harvest volume (‘000 tons) 1,600 - 1,800 Sawtimber mix 45% - 50% Land sales (‘000) $15,000 - $17,000 Asset management fees (‘000) $2,000 Net income (loss) (‘000) $(5,000) - $(7,000) Adjusted EBITDA (‘000)1 $35,000 - $41,000

RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA

CatchMark

(in thousands)	2017	2018	2019	2020	2021	Q4 2020	Q4 2021	2022 Guidance
Net income (loss)	$(13,510)	$(122,007)	$(93,321)	$(17,538)	**$58,403**	$(2,957)	**$33,893**	**$(5,000) - (7,000)**
Add:								
Depletion	29,035	25,912	28,064	29,112	**23,729**	8,178	**4,787**	**15,000 – 17,000**
Interest expense[1]	10,093	13,643	17,058	12,070	**10,232**	2,949	**2,459**	**10,000**
Amortization[1]	1,270	2,821	1,786	3,255	**2,622**	634	**776**	**2,000**
Income tax expense (benefit)	—	—	(1,127)	658	**675**	658	**675**	—
Depletion, amortization, and basis of timberland and mitigation credits sold included in loss from unconsolidated joint ventures[2]	865	4,195	3,823	151	**126**	11	**13**	—
Basis of timberland sold, lease terminations and others[3]	10,112	13,053	14,964	13,606	**9,325**	6,618	**493**	**12,000 - 14,000**
Stock-based compensation expense	2,786	2,689	2,790	3,836	**2,904**	629	**752**	**3,000**
(Gain) loss from large dispositions[4]	—	390	(7,961)	(1,274)	**(24,208)**	—	**(72)**	—
HLBV loss from unconsolidated joint ventures[5]	—	109,550	90,450	5,000	—	—	—	—
Gain on sale of unconsolidated joint venture interests	—	—	—	—	**(35,000)**	—	**(35,000)**	—
Post-employment benefits[6]	—	—	—	2,324	**41**	17	**7**	—
Other[7]	1,319	(460)	380	865	**558**	605	**246**	—
Adjusted EBITDA	$41,970	$49,786	$56,906	$52,065	**$49,407**	$17,342	**$9,029**	**$35,000 – 41,000**

1. For the purpose of the above reconciliation, amortization includes amortization of deferred financing costs, amortization of operating lease assets and liabilities, amortization of intangible lease assets, and amortization of mainline road costs, which are included in either interest expense, land rent expense, or other operating expenses in the accompanying consolidated statements of operations.
2. Reflects our share of depletion, amortization, and basis of timberland and mitigation credits sold of the unconsolidated Dawsonville Bluffs Joint Venture.
3. Includes non-cash basis of timber and timberland assets written-off related to timberland sold, terminations of timberland leases and casualty losses.
4. Large dispositions are sales of blocks of timberland properties in one or several transactions with the objective to generate proceeds to fund capital allocation priorities. Large dispositions may or may not have a higher or better use than timber production or result in a price premium above the land's timber production value. Such dispositions are infrequent in nature, are not part of core operations, and would cause material variances in comparative results if not reported separately.
5. Reflects HLBV (income) losses from the Triple T Joint Venture, which is determined based on a hypothetical liquidation of the underlying joint venture at book value as of the reporting date.
6. Reflects one-time, non-recurring post-employment benefits associated with the retirement of our former CEO, including severance pay, payroll taxes, professional fees, and accrued dividend equivalents paid in installments over agreed-upon periods of time.
7. Includes certain cash expenses paid, or reimbursement received, that management believes do not directly reflect the core business operations of our timberland portfolio on an on-going basis, including post-employment benefits and costs required to be expensed by GAAP related to acquisitions, transactions, joint ventures or new business initiatives.

53

ADJUSTED EBITDA BY SEGMENT

CatchMark

(in thousands)	2017	2018	2019	2020	2021
Timber sales	$71,353	$69,455	$72,557	$72,344	$72,467
Other revenue	5,066	5,279	4,632	4,120	4,129
(-) Contract logging and hauling costs	(31,108)	(31,469)	(31,129)	(30,103)	(30,172)
(-) Forestry management expenses	(6,758)	(6,283)	(6,691)	(6,892)	(6,982)
(-) Land rent expense	(621)	(660)	(524)	(447)	(292)
(-) Other operating expenses	(5,264)	(6,303)	(6,460)	(7,577)	(6,006)
(+) Other[1]	1,187	1,172	1,285	2,745	1,037
Harvest EBITDA	**$33,855**	**$31,191**	**$33,670**	**$34,190**	**$34,181**
Timberland sales	$14,768	$17,520	$17,572	$15,642	$14,090
(-) Cost of timberland sales	(10,423)	(13,512)	(15,067)	(12,290)	(9,664)
(+) Basis of timberland sold	9,890	12,380	14,054	11,396	8,929
Real Estate EBITDA	**$14,235**	**$16,388**	**$16,559**	**$14,748**	**$13,355**
Asset Management Fees	$108	$5,603	$11,948	$12,184	$11,475
Unconsolidated Joint Venture EBITDA	2,003	6,828	4,801	425	809
Investment Management EBITDA	**$2,111**	**$12,431**	**$16,749**	**$12,609**	**$12,284**
Total Operating EBITDA	**$50,201**	**$60,010**	**$66,978**	**$61,547**	**$59,820**
(-) General and administrative expense	$(11,660)	$(12,425)	$(13,300)	$(16,225)	$(13,452)
(+) Stock-based compensation	1,956	2,356	2,527	3,419	2,372
(+) Interest Income	113	262	204	51	2
(+) Post-employment benefits	-	-	-	2,324	41
(+) Other[1]	1,360	(417)	497	949	624
Corporate EBITDA	**$(8,231)**	**$(10,224)**	**$(10,072)**	**$(9,482)**	**$(10,413)**
Adjusted EBITDA	**$41,970**	**$49,786**	**$56,906**	**$52,065**	**$49,407**

1. Other includes (a) non-cash items: amortization, depreciation, stock-based compensation, casualty loss, and other timber asset basis removed; and (b) certain cash expenses that management believes do not directly reflect the core business operations of our timberland portfolio on an on-going basis, including costs required to be expensed by GAAP related to acquisitions, transactions, joint ventures or new business activities.

54

CASH AVAILABLE FOR DISTRIBUTION

CatchMark

(in thousands, except for per-share data)	FY 2017	FY 2018	FY 2019	FY 2020	FY 2021
Cash Provided by Operating Activities	$27,419	$29,796	$32,942	$40,455	$47,169
Capital expenditures (excluding timberland acquisitions)	(5,617)	(4,571)	(4,178)	(5,527)	(4,908)
Working capital change	1,136	3,751	2,817	528	(3,152)
Distributions from unconsolidated joint ventures	-	4,744	3,830	455	157
Post-employment benefits				2,324	41
Interest paid under swaps with other-than-insignificant financing element	-	-	(115)	(4,328)	(5,772)
Other	1,319	(460)	381	865	558
Cash Available for Distribution[1]	**$24,257**	**$33,260**	**$35,677**	**$34,772**	**$34,093**
Adjusted EBITDA[2]	$41,970	$49,786	$56,906	$52,065	$49,407
Interest paid	(10,093)	(13,643)	(17,058)	(12,070)	(10,232)
Capital expenditures (excluding timberland acquisitions)	(5,617)	(4,571)	(4,178)	(5,527)	(4,908)
Income taxes paid	-	-	-	-	(205)
Distributions from unconsolidated joint ventures	-	8,516	4,808	729	840
Adjusted EBITDA from unconsolidated joint ventures	(2,003)	(6,828)	(4,801)	(425)	(809)
Cash Available for Distribution[1]	**$24,257**	**$33,260**	**$35,677**	**$34,772**	**$34,093**
Dividends paid	$21,349	$25,601	$26,269	$26,263	$23,326
Weighted-average shares outstanding, end of period	39,751	47,937	49,038	48,816	48,420
Dividends per Share	$0.54	$0.54	$0.54	$0.54	$0.48
Cash from Operating Activities Payout Ratio[3]	**78%**	**86%**	**80%**	**65%**	**49%**
CAD Payout Ratio[4]	**88%**	**77%**	**74%**	**76%**	**68%**

1. Cash Available for Distribution is a non-GAAP measure. See Appendix for our definition of Cash Available for Distribution.
2. Adjusted EBITDA is a non-GAAP measure. See Appendix for our definition of Adjusted EBITDA and reconciliation of net income (loss) to Adjusted EBITDA.
3. Calculated as dividends paid divided by cash provided by operating activities.
4. Calculated as dividends paid divided by cash available for distribution.

55

CAD RECONCILIATION AND DIVIDEND PAYOUT RATIO CALCULATION

CatchMark

(Dollars in millions)

RAYONIER (RYN)	2017	2018	2019	2020	2021
Dividends Paid	$127.1	$136.8	$141.1	$146.3	$153.5
Cash provided by operating activities, as reported	$256.3	$310.1	$214.3	$204.2	$325.1
(-) Capital Expenditures (excluding timberland acquisitions)	(65.3)	(62.3)	(64)	(66.5)	(76.0)
(-) Working capital changes	(2.3)	(7.7)	(0.9)	10.3	(28.4)
(-) Other	-	-	-	14.4	(12.9)
CAD	$188.7	$240.1	$149.4	$162.4	$207.8
Payout Ratio	**68%**	**57%**	**94%**	**90%**	**74%**

WEYERHAEUSER (WY)	2017	2018	2019	2020	2021
Dividends Paid	$941	$995	$1,013	$381	$884
Cash provided by operating activities, as reported	$1,201	$1,112	$966	$1,529	$3,159
(-) Capital Expenditures (excluding timberland acquisitions)	(419)	(427)	(384)	(281)	(441)
(+) Cash contribution (tax refund) related to pension plan	-	300	-	-	(95)
+/(-) Cash for product remediation payments (from product remediation insurance recoveries)	192	96	(68)	(8)	-
(+) Incomes taxes paid for discontinued operations	75	-	-	-	
+/(-) Working capital changes	(30)	227	(66)	122	(53)
CAD	$1,019	$1,308	$448	$1,362	$2,570
Payout Ratio	**92%**	**76%**	**226%**	**28%**	**34%**

POTLATCHDELTIC (PCH)	2017	2018	2019	2020	2021
Dividends Paid	$61.9	$102.3	$107.7	$107.9	$388.2
Cash provided by operating activities, as reported	$162.7	$178.9	$139.1	$335.3	$504.9
(-) Capital Expenditures (excluding timberland acquisitions)	(28.1)	(47.3)	(56.8)	(38.9)	(55.3)
+/(-) Working capital changes	(18.7)	6.8	(1.7)	(23.1)	33.2
CAD	$115.9	$138.4	$80.6	$273.3	482.7
Payout Ratio	**53%**	**74%**	**134%**	**39%**	**80%**

1. Product remediation insurance recovery of $8M in 2020
2. Excludes special dividend made related to the Potlatch Deltic merger to satisfy distribution requirements under the REIT rules.

Sources: Company filings.

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CONSISTENT DIVIDEND COVERAGE 57 CatchMark generates highly-predictable and stable cash flows that covers its dividend. 1. Calculated based on respective closing price as of 12/31/2021. 2. Cash Available for Distributions (CAD) is a non-GAAP measure. See page 55 for our reconciliation of CAD to cash provided by operating activities. 3. Excludes special dividend made related to the Potlatch Deltic merger to satisfy distribution requirements under the REIT rules. Sources: Company filings. • 100% of CatchMark’s 2021 dividends were treated as return of capital, largely due to non-cash depletion expense deduction. • Payout target: 75%-85% of cash available for distribution. • Sustainable harvest volumes from acquisitions and/or lasting product price appreciation support dividend growth. 2021 TAX TREATMENT CTT RYN PCH WY Dividend Yield (before tax)1 5.5% 2..7% 9.4% 2.9% % Return of Capital 100% 0% 29% 0% % Capital Gain 0% 100% 71% 100% % Ordinary Income 0% 0% 0% 0% Dividend Yield (after tax)1 5.5% 2.1% 8.1% 2.3% CAD2 PAYOUT RATIO 2017 – 2021 Average CTT 77% RYN 77% WY 91% PCH 76%3

2020 NET CARBON SEQUESTRATION SUMMARY 58 The summary below defines the amount of carbon sequestered by our forests and by harvest converted into product after incorporating the company emissions and the carbon removed through harvest. This is defined as our Net Carbon Impact. A positive Net Carbon Impact means that our forest lands and products post-harvest are removing more CO2 from the atmosphere than our activities related to forest harvesting have emitted and therefore are helping combat climate change. NET CARBON IMPACT (MtCO2e/year) Carbon Sequestered by Forests1 858,219 Carbon Sequestered by Harvest Converted to Product1, 2 1,030,533 TOTAL CARBON SEQUESTERED 1,888,752 Carbon Emissions Through Forest Management (24,151) Carbon Emitted Through Harvest3 (710,575) TOTAL NET CARBON SEQUESTERED 1,154,025 All data as of 12/31/2020. Extracted from CatchMark 2020 Carbon Report. 1. International Panel of Climate Change (2006). Guidelines for National Greenhouse Gas Inventories. Vol. 4. Agriculture, Forestry and Other Land Use) to convert to metric tons of carbon dioxide equivalents (MtCO2e) 2. Carbon stored in forest products was calculated from harvest depletion data obtained from CTT, utilizing the i-Tree Harvest Carbon Calculator online https://harvest.itreetools.org/ 3. Calculated based on CatchMark's 382,554.55 acres of CTT forest land within the U.S., including Georgia, Alabama, Florida, and South Carolina. Areas reported are net acres and do not include non-productive stands.